UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2024

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2024, H&R Block, Inc. (the “Company”) announced that Tiffany L. Mason, 49, has been named the Company’s Chief Financial Officer, effective September 13, 2024. Ms. Mason is joining the Company on August 5, 2024 as Executive Vice President, Finance, and will succeed Tony G. Bowen, the Company’s current Chief Financial Officer, whose retirement will be effective September 13, 2024. Mr. Bowen’s retirement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2024. Ms. Mason most recently served as Executive Vice President and Chief Financial Officer of Driven Brands Holdings Inc., a Nasdaq-listed automotive services company (“Driven Brands”), from March 2020 until May 2023. Prior to joining Driven Brands, she served in various capacities at Lowe’s Companies, Inc., an NYSE-listed home improvement retail company, from 2006 until 2019, including as interim Chief Financial Officer in 2018, Senior Vice President, Corporate Finance and Treasurer from 2015 through 2019, Vice President, Finance and Treasurer from 2013 until 2015, Vice President, Investor Relations from 2010 until 2013, and Director, External Reporting and Accounting Policy from 2006 until 2010.
Under the terms of Ms. Mason’s employment, which are not pursuant to an employment agreement, Ms. Mason will receive an annual base salary of $615,000. She will also participate in the Company’s short term incentive ("STI") program, with a target incentive of 90% of her annual base salary for the fiscal year ending June 30, 2025, which will be pro-rated based on the number of days she is employed with the Company during the fiscal year. Ms. Mason will also be eligible to receive future equity grants as a participant in the Company’s long term incentive ("LTI") program, with an initial LTI award opportunity valued at $1,300,000 for the fiscal year ending June 30, 2025. In connection with her appointment, Ms. Mason will be a participant in the H&R Block Executive Severance Plan. The terms of the Company's STI and LTI programs and the H&R Block Executive Severance Plan are described in the Company’s Proxy Statement for its 2023 Annual Meeting of Shareholders, filed with the SEC on September 21, 2023.
In addition, Ms. Mason has agreed to the following post-employment restrictive covenants: non-disclosure of the Company’s confidential business information for three years following her last day of employment; non-solicitation of the Company’s employees for one year following her last day of employment; non-solicitation of the Company’s significant customers for two years following her last day of employment; and non-competition with the Company for two years following her last day of employment. The Company and Ms. Mason have also entered into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 and is incorporated herein by reference.
Ms. Mason does not have any family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K, nor is she a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
A copy of the Company’s press release regarding Ms. Mason’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued August 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 5, 2024	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary